Exhibit 4.54

EXECUTION VERSION

TIME WARNER CABLE ENTERPRISES LLC,

the guarantors named on Schedule I hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

Fourteenth Supplemental Indenture

Dated as of November 1, 2016

FOURTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 1, 2016 among TIME WARNER CABLE ENTERPRISES LLC, a Delaware limited liability company (“TWCE”), the guarantors named on Schedule I hereto (the “Guarantors”) and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a banking corporation duly organized and existing under the laws of New York, as Trustee (the “Trustee”).

RECITALS

WHEREAS, TWCE, the Guarantors and the Trustee are parties to an Indenture dated as of April 30, 1992 (as amended, supplemented or otherwise modified, the “Indenture”), as amended by the First Supplemental Indenture dated as of June 30, 1992, the Second Supplemental Indenture dated as of December 9, 1992, the Third Supplemental Indenture dated as of October 12, 1993, the Fourth Supplemental Indenture dated as of March 29, 1994, the Fifth Supplemental Indenture dated as of December 28, 1994, the Sixth Supplemental Indenture dated as of September 29, 1997, the Seventh Supplemental Indenture dated as of December 29, 1997, the Eighth Supplemental Indenture dated as of December 9, 2003, the Ninth Supplemental Indenture dated as of November 1, 2004, the Tenth Supplemental Indenture dated as of October 18, 2006, the Eleventh Supplemental Indenture dated as of November 2, 2006, the Twelfth Supplemental Indenture dated as of September 30, 2012 and the Thirteenth Supplemental Indenture dated as of May 18, 2016 (the “Thirteenth Supplemental Indenture”), providing for, among other things, (i) the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture and (ii) the guarantees of the Securities by the Guarantors.

WHEREAS, Article Two, clause (b) of the Thirteenth Supplemental Indenture provides that the guarantee of each of the New Guarantors (as defined in the Thirteenth Supplemental Indenture) shall terminate and be of no further force or effect and each such New Guarantor shall be automatically released from all obligations under the Thirteenth Supplemental Indenture, the Indenture, the Securities and such guarantee at such time as such New Guarantor is released or relieved as an issuer or guarantor of its obligations of an item of Indebtedness For Borrowed Money (whether by repayment or otherwise) and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such New Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee) and that Trustee agrees to execute a supplemental indenture to evidence the release of any New Guarantor under such Article Two and any obligations under the Indenture upon the request of TWCE in compliance with Section 102 of the Indenture;

WHEREAS, as of the date hereof, each of Insight Communications Company, LLC (“Insight”) and Coaxial Communications of Central Ohio, LLC (“Coaxial”) have been released from their obligations as guarantors under that certain Amended and Restated Credit Agreement dated as of March 18, 1999, as amended and restated as of May 18, 2016, (as amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time), among Charter Communications Operating, LLC, a Delaware limited liability company, CCO Holdings, LLC, a Delaware limited liability company, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the other parties thereto, and substantially concurrently herewith, each of Insight and Coaxial will cease to be guarantors of any Equally and Ratably Secured Indebtedness;

WHEREAS, Article Two, clause (c) of the Thirteenth Supplemental Indenture provides that a guarantee by any New Guarantor shall terminate and be of no further force or effect and such New Guarantor shall be automatically released from all obligations under the Thirteenth Supplemental Indenture, the Indenture, the Securities and such guarantee upon the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all the assets of or (ii) any Equity Interests of the capital stock (including any sale, disposition or other transfer following which the applicable New Guarantor is no longer a Subsidiary), of such New Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indenture;

WHEREAS, Ausable Cable TV, LLC, Charter Communications V, LLC, Plattsburgh Cablevision, LLC and Tennessee, LLC (collectively, together with Insight and Coaxial, the “Released Guarantors”) have been merged out of existence in a manner not in violation of the Indenture;

WHEREAS, Section 901(7) of the Indenture provides that the Company and the Trustee may enter into one or more supplemental indentures for the purpose of adding additional guarantors in respect of the Securities;

WHEREAS, the Issuers desire to add TWC/Charter Green Bay Cable Advertising, LLC and TWC/Charter Los Angeles Cable Advertising, LLC (together, the “Additional Guarantors”) as additional guarantors under the Indenture;

WHEREAS, this Supplemental Indenture is being executed pursuant to and in accordance with Article Two of the Thirteenth Supplemental Indenture and Section 901 of the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement of TWCE and the Guarantors in accordance with its terms have been done.

NOW, THEREFORE, WITNESSETH:

For and in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

INCORPORATION OF PREVIOUS DOCUMENTS

Section 1.01 Incorporation of Previous Documents.

This Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

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Section 1.02 Definitions.

Unless otherwise provided herein, the terms used herein shall have the meanings ascribed to such terms in the Indenture.

Section 1.03 Governing Law.

THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.04 Severability

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 1.05 Ratification of Indenture; Supplemental Indenture Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 1.06 Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals or statements contained herein, which shall be taken as the statements of the parties hereto other than the Trustee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 1.07 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.08 Interpretation.

This document shall not be used and is not intended to be used to interpret any other document or agreement other than the Indenture.

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ARTICLE TWO

RELEASE OF GUARANTEE

The Trustee hereby acknowledges that the guarantee of each of the Released Guarantors has been terminated as of the date hereof and shall be of no further force or effect, and each of the Released Guarantors has been released from all obligations under the Indenture, the Securities and such guarantee.

ARTICLE THREE

AGREEMENT TO GUARANTEE

By execution of this Fourteenth Supplemental Indenture, each of the Additional Guarantors will fully, irrevocably and unconditionally guarantee, to each Holder of Securities and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities; provided that such guarantee shall terminate and be of no further force or effect and such Additional Guarantor shall be automatically released from all obligations hereunder and under the Indenture, any Securities and this guarantee upon receipt by the Trustee of an Officers’ Certificate certifying that at least one of the following conditions has been met:

(a) upon the occurrence of a Collateral Release Event;

(b) at such time as such Additional Guarantor is either (in all cases whether by repayment or otherwise): (A) not an issuer or guarantor of any item of Indebtedness For Borrowed Money and any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Additional Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee); or (B) released or relieved as an issuer or guarantor of its obligations of an item of Indebtedness For Borrowed Money and not an issuer or guarantor of any other Equally and Ratably Secured Indebtedness and ceases (or substantially concurrently will cease) to be the guarantor of any Equally and Ratably Secured Indebtedness (or such Additional Guarantor’s obligations with respect to all Equally and Ratably Secured Indebtedness shall cease to exist substantially concurrently with such release of its guarantee);

(c) upon the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of (i) all or substantially all the assets of or (ii) any Equity Interests of the capital stock (including any sale, disposition or other transfer following which the applicable Additional Guarantor is no longer a Subsidiary), of such Additional Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

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(d) at such time such Additional Guarantor ceases to guarantee Indebtedness For Borrowed Money (whether by repayment or otherwise) under the Credit Agreement or any replacement thereof; and

(e) upon the exercise of any legal defeasance option or covenant defeasance option under this Indenture or if any obligations relating to the Securities are discharged or defeased in accordance with the terms of this Indenture.

Unless otherwise defined herein, capitalized terms used in this Article Three shall have the meanings ascribed to them in that certain Indenture dated July 23, 2015, as amended, supplemented and modified from time to time, by and among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, mutatis mutandis.

The Trustee agrees to execute a supplemental indenture to evidence the release of any Additional Guarantor hereunder and any obligations under the Indenture upon the request of the Company in compliance with Section 102 of the Indenture; provided that the release shall be effective whether or not such supplemental indenture is executed.

For the avoidance of doubt, none of the Additional Guarantors are Guarantors under the Indenture. The guarantee of the Additional Guarantors is granted solely pursuant to and in accordance with the terms set forth in this Article Three.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed by their respective officers or agents as of the day and year first above written.

TIME WARNER CABLE ENTERPRISES LLC

By:	/s/ Thomas M. Degnan
Name:	Thomas M. Degnan
Title:	Senior Vice President – Finance and Corporate Treasurer

THE GUARANTORS NAMED ON SCHEDULE I HERETO

By:	/s/ Thomas M. Degnan
Name:	Thomas M. Degnan
Title:	Senior Vice President – Finance and Corporate Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

[Signature Page to Fourteenth Supplemental Indenture]

Schedule I

Guarantors

AdCast North Carolina Cable Advertising, LLC

Alabanza LLC

America’s Job Exchange LLC

American Cable Entertainment Company, LLC

Athens Cablevision, LLC

BHN Home Security Services, LLC

BHN Spectrum Investments, LLC

Bresnan Broadband Holdings, LLC

Bresnan Broadband of Colorado, LLC

Bresnan Broadband of Montana, LLC

Bresnan Broadband of Utah, LLC

Bresnan Broadband of Wyoming, LLC

Bresnan Communications, LLC

Bresnan Digital Services, LLC

Bresnan Microwave of Montana, LLC

Bright House Networks Information Services (Alabama), LLC

Bright House Networks Information Services (California), LLC

Bright House Networks Information Services (Florida), LLC

Bright House Networks Information Services (Indiana), LLC

Bright House Networks Information Services (Michigan), LLC

Bright House Networks, LLC

Cable Equities Colorado, LLC

Cable Equities of Colorado Management LLC

CC 10, LLC

CC Fiberlink, LLC

CC Michigan, LLC

CC Systems, LLC

CC V Holdings, LLC

CC VI Fiberlink, LLC

CC VI Operating Company, LLC

CC VII Fiberlink, LLC

CC VIII Fiberlink, LLC

CC VIII Holdings, LLC

CC VIII Operating, LLC

CC VIII, LLC

CCO Fiberlink, LLC

CCO Holdco Transfers VII, LLC

CCO Holdings, LLC

CCO LP, LLC

CCO NR Holdings, LLC

CCO Purchasing, LLC

CCO SoCal I, LLC

CCO SoCal II, LLC

CCO SoCal Vehicles, LLC

CCO Transfers, LLC

Charter Advanced Services (AL), LLC

Charter Advanced Services (CA), LLC

Charter Advanced Services (CO), LLC

Charter Advanced Services (CT), LLC

Charter Advanced Services (GA), LLC

Charter Advanced Services (IL), LLC

Charter Advanced Services (IN), LLC

Charter Advanced Services (KY), LLC

Charter Advanced Services (LA), LLC

Charter Advanced Services (MA), LLC

Charter Advanced Services (MD), LLC

Charter Advanced Services (MI), LLC

Charter Advanced Services (MN), LLC

Charter Advanced Services (MO), LLC

Charter Advanced Services (MS), LLC

Charter Advanced Services (MT), LLC

Charter Advanced Services (NC), LLC

Charter Advanced Services (NE), LLC

Charter Advanced Services (NH), LLC

Charter Advanced Services (NV), LLC

Charter Advanced Services (NY), LLC

Charter Advanced Services (OH), LLC

Charter Advanced Services (OR), LLC

Charter Advanced Services (PA), LLC

Charter Advanced Services (SC), LLC

Charter Advanced Services (TN), LLC

Charter Advanced Services (TX), LLC

Charter Advanced Services (UT), LLC

Charter Advanced Services (VA), LLC

Charter Advanced Services (VT), LLC

Charter Advanced Services (WA), LLC

Charter Advanced Services (WI), LLC

Charter Advanced Services (WV), LLC

Charter Advanced Services (WY), LLC

Charter Advanced Services VIII (MI), LLC

Charter Advanced Services VIII (MN), LLC

Charter Advanced Services VIII (WI), LLC

Charter Advertising of Saint Louis, LLC

Charter Cable Operating Company, LLC

Charter Cable Partners, LLC

Charter Communications Entertainment I, LLC

Charter Communications Entertainment II, LLC

Charter Communications Entertainment, LLC

Charter Communications of California, LLC

Charter Communications Operating Capital Corp.

Charter Communications Operating, LLC

Charter Communications Properties LLC

Charter Communications Ventures, LLC

Charter Communications VI, L.L.C.

Charter Communications VII, LLC

Charter Communications, LLC

Charter Distribution, LLC

Charter Fiberlink – Alabama, LLC

Charter Fiberlink – Georgia, LLC

Charter Fiberlink – Illinois, LLC

Charter Fiberlink – Maryland II, LLC

Charter Fiberlink – Michigan, LLC

Charter Fiberlink – Missouri, LLC

Charter Fiberlink – Nebraska, LLC

Charter Fiberlink – Pennsylvania, LLC

Charter Fiberlink – Tennessee, LLC

Charter Fiberlink AR-CCVII, LLC

Charter Fiberlink CA-CCO, LLC

Charter Fiberlink CC VIII, LLC

Charter Fiberlink CCO, LLC

Charter Fiberlink CT-CCO, LLC

Charter Fiberlink LA-CCO, LLC

Charter Fiberlink MA-CCO, LLC

Charter Fiberlink MS-CCVI, LLC

Charter Fiberlink NC-CCO, LLC

Charter Fiberlink NH-CCO, LLC

Charter Fiberlink NV-CCVII, LLC

Charter Fiberlink NY-CCO, LLC

Charter Fiberlink OH-CCO, LLC

Charter Fiberlink OR-CCVII, LLC

Charter Fiberlink SC-CCO, LLC

Charter Fiberlink TX-CCO, LLC

Charter Fiberlink VA-CCO, LLC

Charter Fiberlink VT-CCO, LLC

Charter Fiberlink WA-CCVII, LLC

Charter Helicon, LLC

Charter Home Security, LLC

Charter Leasing Holding Company, LLC

Charter Leasing of Wisconsin, LLC

Charter RMG, LLC

Charter Stores FCN, LLC

Charter Video Electronics, LLC

Coaxial Communications of Central Ohio, LLC

DukeNet Communications Holdings, LLC

DukeNet Communications, LLC

Falcon Cable Communications, LLC

Falcon Cable Media, a California Limited Partnership

Falcon Cable Systems Company II, L.P.

Falcon Cablevision, a California Limited Partnership

Falcon Community Cable, L.P.

Falcon Community Ventures I Limited Partnership

Falcon First Cable of the Southeast, LLC

Falcon First, LLC

Falcon Telecable, a California Limited Partnership

Falcon Video Communications, L.P.

Helicon Partners I, L.P.

Hometown T.V., LLC

HPI Acquisition Co. LLC

ICI Holdings, LLC

Insight Blocker LLC

Insight Capital LLC

Insight Communications Company, LLC

Insight Communications Company, L.P.

Insight Communications Midwest, LLC

Insight Communications of Central Ohio, LLC

Insight Communications of Kentucky, L.P.

Insight Interactive, LLC

Insight Kentucky Capital, LLC

Insight Kentucky Partners I, L.P.

Insight Kentucky Partners II, L.P.

Insight Midwest Holdings, LLC

Insight Midwest, L.P.

Insight Phone of Indiana, LLC

Insight Phone of Kentucky, LLC

Insight Phone of Ohio, LLC

Interactive Cable Services, LLC

Interlink Communications Partners, LLC

Intrepid Acquisition LLC

Long Beach, LLC

Marcus Cable Associates, L.L.C.

Marcus Cable of Alabama, L.L.C.

Marcus Cable, LLC

Midwest Cable Communications, LLC

NaviSite LLC

New Wisconsin Procurement LLC

Oceanic Time Warner Cable LLC

Parity Assets LLC

Peachtree Cable TV, L.P.

Peachtree Cable TV, LLC

Phone Transfers (AL), LLC

Phone Transfers (CA), LLC

Phone Transfers (GA), LLC

Phone Transfers (NC), LLC

Phone Transfers (TN), LLC

Phone Transfers (VA), LLC

Renaissance Media LLC

Rifkin Acquisition Partners, LLC

Robin Media Group, LLC

Scottsboro TV Cable, LLC

The Helicon Group, L.P.

Time Warner Cable Business LLC

Time Warner Cable Information Services (Alabama), LLC

Time Warner Cable Information Services (Arizona), LLC

Time Warner Cable Information Services (California), LLC

Time Warner Cable Information Services (Colorado), LLC

Time Warner Cable Information Services (Hawaii), LLC

Time Warner Cable Information Services (Idaho), LLC

Time Warner Cable Information Services (Illinois), LLC

Time Warner Cable Information Services (Indiana), LLC

Time Warner Cable Information Services (Kansas), LLC

Time Warner Cable Information Services (Kentucky), LLC

Time Warner Cable Information Services (Maine), LLC

Time Warner Cable Information Services (Massachusetts), LLC

Time Warner Cable Information Services (Michigan), LLC

Time Warner Cable Information Services (Missouri), LLC

Time Warner Cable Information Services (Nebraska), LLC

Time Warner Cable Information Services (New Hampshire), LLC

Time Warner Cable Information Services (New Jersey), LLC

Time Warner Cable Information Services (New Mexico), LLC

Time Warner Cable Information Services (New York), LLC

Time Warner Cable Information Services (North Carolina), LLC

Time Warner Cable Information Services (Ohio), LLC

Time Warner Cable Information Services (Pennsylvania), LLC

Time Warner Cable Information Services (South Carolina), LLC

Time Warner Cable Information Services (Tennessee), LLC

Time Warner Cable Information Services (Texas), LLC

Time Warner Cable Information Services (Virginia), LLC

Time Warner Cable Information Services (Washington), LLC

Time Warner Cable Information Services (West Virginia), LLC

Time Warner Cable Information Services (Wisconsin), LLC

Time Warner Cable International LLC

Time Warner Cable Internet Holdings III LLC

Time Warner Cable Internet Holdings LLC

Time Warner Cable Internet LLC

Time Warner Cable, LLC

Time Warner Cable Media LLC

Time Warner Cable Midwest LLC

Time Warner Cable New York City LLC

Time Warner Cable Northeast LLC

Time Warner Cable Pacific West LLC

Time Warner Cable Services LLC

Time Warner Cable Southeast LLC

Time Warner Cable Sports LLC

Time Warner Cable Texas LLC

TWC Administration LLC

TWC Communications, LLC

TWC Digital Phone LLC

TWC Media Blocker LLC

TWC News and Local Programming Holdco LLC

TWC News and Local Programming LLC

TWC Regional Sports Network I LLC

TWC Security LLC

TWC SEE Holdco LLC

TWC Wireless LLC

TWC/Charter Dallas Cable Advertising, LLC

TWC/Charter Green Bay Cable Advertising, LLC

TWC/Charter Los Angeles Cable Advertising, LLC

TWCIS Holdco LLC

Vista Broadband Communications, LLC

VOIP Transfers (AL), LLC

VOIP Transfers (CA), LLC

VOIP Transfers (GA), LLC

VOIP Transfers (NC), LLC

VOIP Transfers (TN), LLC

VOIP Transfers (VA), LLC

Wisconsin Procurement Holdco LLC